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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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                   UNIVISION TO ACQUIRE USA BROADCASTING FROM
                   USA NETWORKS, INC. FOR $1.1 BILLION IN CASH

   THE LEADING SPANISH-LANGUAGE NETWORK TO ACQUIRE 13 FULL-POWER STATIONS AND
                   MINORITY INTEREST IN 4 FULL-POWER STATIONS


LOS ANGELES AND NEW YORK, DECEMBER 7, 2000 - Univision Communications Inc. (NYSE: UVN) and USA Networks, Inc. (NASDAQ: USAI) jointly announced today that Univision will acquire USA Broadcasting, the television station group of USA Networks, for $1.1 billion in cash. The acquisition will expand Univision's ability to serve the Hispanic community and will provide the company with duopolies in seven of the top eight Hispanic markets. It is expected to be accretive during the first full year of operation.

USA Broadcasting, a division of USA Networks, Inc.'s Entertainment unit, is the tenth largest television broadcast group in the nation. Under the agreement, Univision will acquire USA Broadcasting's 13 fully owned full-power stations as well as USA Network's minority interests in four additional full-power stations. Univision currently owns and operates 12 full-power and seven low-power television stations, including full-power stations in 11 of the top 15 U.S. Hispanic markets.

"As the U.S. Hispanic market continues to expand, we believe there will be tremendous demand for Spanish-language entertainment," said A. Jerrold Perenchio, Chairman and Chief Executive Officer of Univision. "The stations that we are purchasing from USA Broadcasting are highly complementary to our existing broadcast assets, and we will be able to significantly leverage the combined assets in order to realize greater value and provide our viewer base with additional Spanish-language content."


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USAi/UNIVISION - PAGE 2


USA Broadcasting's fully owned stations are in the key markets of Los Angeles, New York, Chicago, Philadelphia, Boston, Miami, Dallas, Atlanta, Tampa, Houston, Cleveland and Orlando and the stations in which it has a minority interest are in San Francisco, Washington D.C., Denver and St. Louis.

"I am glad that when we made the decision to sell the stations, we found a willing buyer that is as fine a company and broadcaster as Univision," said Barry Diller, Chairman and CEO, USAi.

The acquisition, which has been approved by the Boards of Directors of both companies, is subject to regulatory approvals and customary closing conditions.

Univision management will host a webcast to discuss its acquisition of USA Broadcasting on Thursday, December 7, at 11:00 a.m. EST/8:00 a.m. PST. The webcast is available online at www.vcall.com.
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ABOUT UNIVISION

Univision Communications Inc. (NYSE: UVN), the leading Spanish-language television broadcast company in the United States, reaches 92 percent of U.S. Hispanic households through its owned-and-operated stations, 33 broadcast affiliates and 1,109 cable affiliates nationwide. The Company's operations include Univision Network, the most-watched Spanish-language television network in the U.S.; Univision Television Group, which owns and operates 12 full-power and 7 low-power television stations, including full-power stations in 11 of the top 15 U.S. Hispanic markets; Galavision, the Country's leading Spanish-language cable network and Univision Online. Univision is headquartered in Los Angeles, with network operations in Miami and television stations and sales offices in major cities throughout the United States.

ABOUT USA NETWORKS

USA Networks, Inc. (NASDAQ: USAI) is focused on the new convergence of entertainment, information and direct selling. Formed in February 1998, the Company is organized into three distinct but interrelated units which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Studios USA, USA Films, USA Broadcasting and Interactive Entertainment; USA Electronic Retailing's HSN, HSN International, HSN Interactive; and USA Information and Services' Ticketmaster, Ticketmaster Online-Citysearch (NASDAQ:
TMCS), Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick, Inc. (NASDAQ: IBUY) and Precision Response Corporation. To learn more, visit www.usanetworks.com.


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USAi/UNIVISION - PAGE 3



FORWARD LOOKING STATEMENT

This press release contains forward-looking statements that involve risks and uncertainties that may affect Univision's future success and growth. Actual results may differ materially due to risks and uncertainties as described in Univision's filings with the Securities and Exchange Commission. Univision assumes no obligation to update forward-looking information contained in this press release.


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UNIVISION MEDIA CONTACT:                        USA NETWORKS CONTACT:
George Sard/Anna Cordasco                       Adrienne Becker
Citigate Sard Verbinnen                         USA Networks, Inc.
212/687-8080                                    212-314-7254
or
Stephanie Pillersdorf
Citigate Sard Verbinnen at
310-556-7600

UNIVISION INVESTOR CONTACT:
Andrew W. Hobson
Univision Communications Inc.
310-556-7690